PriceSmart Announces November Sales;

also announces Earnings Release and Conference Call Dates for

First Quarter Fiscal Year 2018 Financial Results

San Diego, California (December 7, 2017) - PriceSmart, Inc. (NASDAQ: PSMT) today announced that for the month of November 2017, net sales increased 6.4% to $261.5 million from $245.8 million in November a year earlier. For the three months ended November 30, 2017, net sales increased 4.1% to $745.4 million from $716.1 million in the same period last year. There were 40 warehouse clubs in operation at the end of November 2017 compared to 39 warehouse clubs in operation in November 2016.

For the five weeks ended December 3, 2017, comparable warehouse sales for the 39 warehouse clubs open at least 13 ½ full months increased 2.7% compared to the same five-week period last year. For the thirteen-week period ended December 3, 2017, comparable warehouse sales increased 2.2% compared to the thirteen-week period a year ago.

PriceSmart also announced that it plans to release first quarter fiscal year 2018 financial results on Thursday, January 4, 2018, after the market closes. PriceSmart management plans to host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Friday, January 5, 2018, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (855) 209-8211 toll free, or (412) 317-5214 for international callers, and asking to join the PriceSmart, Inc. call. A digital replay will be available through January 12, 2018, following the conclusion of the call by dialing (877) 344-7529 for domestic callers, or (412) 317-0088 for international callers, and entering replay access code 10114245.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 40 warehouse clubs in 12 countries and one U.S. territory (seven each in Colombia and Costa Rica; five in Panama; four in Trinidad; three each in Guatemala, the Dominican Republic and Honduras; two each in El Salvador and Nicaragua; and one each in Aruba, Barbados, Jamaica and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow, proposed warehouse club openings, the Company's performance relative to competitors, the outcome of tax proceedings and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: our financial performance is dependent on international operations, which exposes us to various risks; any failure by us to manage our widely dispersed operations could adversely affect our business; we face significant competition; future sales growth depends, in part, on our ability to successfully open new warehouse clubs and grow sales in our existing locations; we might not identify in a timely manner or effectively respond to changes in consumer preferences for merchandise, which could adversely affect our relationship with members, demand for our products and market share; although we offer limited online shopping to our members in certain markets, our sales could be adversely affected if one or more major international online retailers were to enter our markets or if other competitors were to offer a superior online experience; failure to grow our e-commerce business through the integration of physical and digital retail or otherwise, and the cost of our increasing e-commerce investments, may materially adversely affect our market position, net sales and financial performance; our profitability is vulnerable to cost increases; we face difficulties in the shipment of, and risks inherent in the importation of, merchandise to our warehouse clubs; we are exposed to weather and other natural disaster risks that might not be adequately compensated by insurance; negative economic conditions could adversely impact our business in various respects; our failure to maintain our brand and reputation could adversely affect our results of operations; we face the risk of exposure to product liability claims, a product recall and adverse publicity; we are subject to risks associated with possible changes in our relationships with third parties with which we do business, as well as the performance of such third parties; we could be subject to additional tax liabilities or subject to reserves on the recoverability of tax receivables;  we face the possibility of operational interruptions related to union work stoppages; we are subject to volatility in foreign currency exchange rates and limits on our ability to convert foreign currencies into U.S.

dollars; we face compliance risks related to our international operations; we rely extensively on computer systems to process transactions, summarize results and manage our business. Failure to adequately maintain our systems and disruptions in our systems could harm our business and adversely affect our results of operations; we may experience difficulties implementing our new global enterprise resource planning system; any failure by us to maintain the security of the information that we hold relating to our company, members, employees and vendors, whether as a result of cybersecurity attacks on our information systems, failure of internal controls, employee negligence or malfeasance or otherwise, could damage our reputation with members, employees, vendors and others, could disrupt our operations, could cause us to incur substantial additional costs and to become subject to litigation and could materially adversely affect our operating results; we are subject to payment related risks; failure to attract and retain qualified employees, increases in wage and benefit costs, changes in laws and other labor issues could materially adversely affect our financial performance; changes in accounting standards and assumptions, projections, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations; a few of our stockholders own approximately 25.3% of our voting stock as of August 31, 2017, which may make it difficult to complete some corporate transactions without their support and may impede a change in control. The risks described above as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10- K filed for the fiscal year ended August 31, 2017 filed on October 26, 2017 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward- looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting

Officer (858) 404-8826.